                                                                     Exhibit 5.4

                               FAEGRE & BENSON LLP

              ----------------------------------------------------
                2200 WELLS FARGO CENTER, 90 SOUTH SEVENTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-3901
                             TELEPHONE 612.766.7000
                             FACSIMILE 612.766.1600
                                 www.faegre.com

                               September 12, 2003

Lake Center Industries Transportation, Inc.
5676 Industrial Park Road
Winona, Minnesota  55987

         Re:      Registration Statement on Form S-4--
                  Lake Center Industries Transportation, Inc.
                  -------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Lake Center Industries
Transportation, Inc., a Minnesota corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by TRW Automotive Inc. (the "Issuer") and certain subsidiaries of the Issuer named on Annex I attached hereto (individually, a "Guarantor" and collectively, the "Guarantors") with the Securities and Exchange Commission (the "Commission")
under the Securities Act of 1933, as amended, relating to the issuance by the
Issuer of (1) $925,000,000 aggregate principal amount of 9 3/8% Senior Notes due
2013 (the "Exchange Dollar Senior Securities") and the issuance by the
Guarantors of guarantees (the "Dollar Senior Guarantees"), with respect to the
Exchange Dollar Senior Securities, (2) (eurodollar)200,000,000 aggregate principal amount of 10 1/8% Senior Notes due 2013 (the "Exchange Euro Senior
Securities") and the issuance by the Guarantors of guarantees (the "Euro Senior
Guarantees"), with respect to the Exchange Euro Senior Securities, (3)
$300,000,000 aggregate principal amount of 11% Senior Subordinated Notes due
2013 (the "Exchange Dollar Senior Subordinated Securities") and the issuance by the Guarantors of guarantees (the "Dollar Senior Subordinated Guarantees"), with respect to the Exchange Dollar Senior Subordinated Securities and (4)
(eurodollar)125,000,000 aggregate principal amount of 11 3/4% Senior
Subordinated Notes due 2013 (the "Exchange Euro Senior Subordinated Securities"
and, together with the Exchange Dollar Senior Securities, the Exchange Euro
Senior Securities and the Exchange Dollar Senior Subordinated Securities, the
"Exchange Securities") and the issuance by the Guarantors of guarantees (the
"Euro Senior Subordinated Guarantees" and, together with the Dollar Senior
Guarantees, the Euro Senior Guarantees and the Dollar Senior Subordinated
Guarantees, the "Guarantees"), with respect to the Exchange Euro Senior
Subordinated Securities. The Exchange Dollar Senior Securities and the Dollar
Senior Guarantees will be issued under an indenture (the "Dollar Senior Notes
Indenture") dated as of February 18, 2003 between the Issuer and The Bank of New
York, as Trustee (the "Trustee"), as supplemented by the supplemental indenture dated as of February 28, 2003, among the Issuer, the Guarantors and the

Lake Center Industries Transportation, Inc.

Trustee. The Exchange Euro Senior Securities and the Euro Senior Guarantees will be issued under an indenture (the "Euro Senior Notes Indenture") dated as of
February 18, 2003, between the Issuer and the Trustee, as supplemented by the supplemental indenture dated as of February 28, 2003, among the Issuer, the
Guarantors and the Trustee. The Exchange Dollar Senior Subordinated Securities
and the Dollar Senior Subordinated Guarantees will be issued under an indenture
(the "Dollar Senior Subordinated Notes Indenture") dated as of February 18,
2003, between the Issuer and the Trustee, as supplemented by the supplemental indenture dated as of February 28, 2003, among the Issuer, the Guarantors and the Trustee. The Exchange Euro Senior Subordinated Securities and the Euro
Senior Subordinated Guarantees will be issued under an indenture (the "Euro
Senior Subordinated Notes Indenture" and, together with the Dollar Senior Notes
Indenture, the Euro Senior Notes Indenture and the Dollar Senior Subordinated
Notes Indenture, the "Indentures") dated as of February 18, 2003, between the
Issuer and the Trustee, as supplemented by the supplemental indenture dated as of February 28, 2003, among the Issuer, the Guarantors and the Trustee. The
Exchange Dollar Senior Securities will be offered by the Issuer in exchange for
$925,000,000 aggregate principal amount of its outstanding 9 3/8% Senior Notes due 2013. The Exchange Euro Senior Securities will be offered by the Issuer in exchange for (eurodollar)200,000,000 aggregate principal amount of its outstanding 10 1/8% Senior Notes due 2013. The Exchange Dollar Senior
Subordinated Securities will be offered by the Issuer in exchange for
$300,000,000 aggregate principal amount of its outstanding 11% Senior
Subordinated Notes due 2013. The Exchange Euro Senior Subordinated Securities
will be offered by the Issuer in exchange for (eurodollar)125,000,000 aggregate principal amount of its outstanding 11 3/4% Senior Subordinated Notes due 2013.

         We have previously acted as special counsel in the State of Minnesota to the Company in connection with the transactions contemplated by that certain
Purchase Agreement, dated February 6, 2003, among the Issuer and the purchasers party thereto (the "Purchase Agreement").

         We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement.
We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and upon representations of the Issuer and the Company in the Indentures and the Purchase
Agreement.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. The Company has duly authorized, executed and delivered the
    Indentures.

Lake Center Industries Transportation, Inc.

         2. The execution, delivery and performance by the Company of the
    Indentures and the Guarantees will not violate the laws of the State of
    Minnesota.

         The opinions set forth above are subject to the following qualification and exceptions:

         (a)    We are members of the Bar of the State of Minnesota, and we do not express any opinion herein concerning any law other than the laws of the
State of Minnesota.

         (b)    We have considered the applicability of statutes, rules and regulations that a lawyer in the State of Minnesota exercising customary diligence would reasonably recognize as being directly applicable to any or all of the Company, the Indentures, and the Guarantees; provided, however, that our opinions do not address any of the following issues: (i) state "Blue Sky" laws and regulations; (ii) the statutes and ordinances, administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing; and (iii) fraudulent transfer and fraudulent conveyance laws.

         (c)    The opinions herein expressed are limited to the specific issues addressed and to laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

         We hereby consent to the filing of this opinion letter as Exhibit 5.4 to the Registration Statement. This opinion letter may be relied upon by Simpson
Thacher & Bartlett LLP, but may not otherwise be furnished or quoted to, or relied upon by, any other person (other than the Company) for any purpose.

                                                 Very truly yours,

                                                 FAEGRE & BENSON LLP

                                                 By /s/ Bruce M. Engler
                                                   ----------------------
                                                        Bruce M. Engler

                                                                         ANNEX I

                                   GUARANTORS

  LEGAL NAME                                        JURISDICTION OF ORGANIZATION
  ----------                                        ----------------------------

  Kelsey-Hayes Company                                         Delaware
  Kelsey-Hayes Holdings Inc.                                   Delaware
  KH Holdings, Inc.                                            Delaware
  Lake Center Industries Transportation, Inc.                  Minnesota
  Lucas Automotive Inc.                                        Michigan
  LucasVarity Automotive Holding Company                       Delaware
  TRW Auto Holdings Inc.                                       Delaware
  TRW Automotive Finance (Luxembourg), S.a.r.l.               Luxembourg
  TRW Automotive Holding Company                               Delaware
  TRW Automotive J.V. LLC                                      Delaware
  TRW Automotive (LV) Corp.                                    Delaware
  TRW Automotive Safety Systems Arkansas Inc.                  Delaware
  TRW Automotive U.S. LLC                                      Delaware
  TRW Composants Moteurs Inc.                                    Ohio
  TRW East Inc.                                                Delaware
  TRW Occupant Restraints South Africa Inc.                    Delaware
  TRW Odyssey Inc.                                             Delaware
  TRW Overseas Inc.                                              Ohio
  TRW Powder Metal Inc.                                        Delaware
  TRW Safety Systems Inc.                                      Delaware
  TRW Technar Inc.                                            California
  TRW Vehicle Safety Systems Inc.                              Delaware
  Varity Executive Payroll, Inc.                               Delaware
  Worldwide Distribution Centers, Inc.                         Delaware